Exhibit N(2)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Independent Auditors” and to the inclusion of our report, dated May 18, 2004 on the statement of assets and liabilities as of December 31, 2003 in the Prospectus included in Post-Effective Amendment Number 1 to the Registration Statement (Form N-2, No. 333-102578) of Excelsior Buyout Investors, LLC.

ERNST & YOUNG LLP

Boston, Massachusetts

June 7, 2004